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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 28, 1999
                                                         ----------------

                                 WILTEK, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

 Connecticut                        0-2401                       06-0625999
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


                542 Westport Avenue, Norwalk, Connecticut 06851
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (203) 853-7400
                                                           --------------

                                Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant.

         On January 28, 1999, Commercial Electronics Capital Partnership, L.P. ("CECAP"), and a related entity, Commercial Electronics, L.L.C. (collectively, "Purchaser"), purchased (a) from Messrs. Jay Fitzpatrick, Boris Frenkel and F. Spencer Pooley (the "Selling Directors"), who had previously constituted a majority of the Board of Directors of Wiltek, Inc., a Connecticut corporation (the "Company"), an aggregate amount of 732,160 shares of the Company's common stock at a price of $0.85 per share, and (b) from the Company, (i) 1,000,000 shares of a new series of the Company's preferred stock, convertible into common stock at any time at the option of the holder on the basis of 2.5 shares of common stock for each share of preferred stock (and mandatorily converted on such basis on January 28, 2002), and (ii) a warrant to purchase up to 1,500,000 shares of the Company's common stock for 18 months at a price of $1.00 per share, for an aggregate cash consideration paid to the Company of $3,000,000. Simultaneously with such purchases, each of the Selling Directors resigned from the Company's Board of Directors and the Purchaser's three designees, Messrs. Peter Boni, John Maxwell and Richard Rankin, were elected to fill the newly-created vacancies on the Company's Board of Directors. The Purchaser used available cash to complete the aforesaid transactions.

         Upon the consummation of such transactions, the Purchaser became the beneficial owner of 4,732,160 shares of the Company's authorized common stock, representing approximately 59% of the Company's outstanding common stock (assuming the conversion of Purchaser's preferred stock into common stock and the full exercise of the Purchaser's warrant to purchase common stock). Such beneficial ownership, along with (i) the fact that Purchaser's three designees constitute a majority of the Company's Board of Directors, and (ii) the fact Purchaser has the contractual right to retain control of the Company's Board of Directors unless and until the Purchaser ceases to beneficially own common stock representing 25% or more of the Company's outstanding common stock on a fully-diluted basis, constitutes a change in control of the Company from the Selling Directors to the Purchaser and its director nominees.

         The Company is not aware of any further arrangements which may result in a change of control of the Company.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  2.1 Securities Purchase Agreement, dated as of January 28, 1999, by and among Wiltek, Inc., Commercial Electronics Capital Partnership, L.P., and Commercial Electronics, L.L.C.

                  2.2 Stock Purchase Agreement, dated as of January 28, 1999, by and among Jay Fitzpatrick, Boris Frenkel, F. Spencer Pooley, Commercial Electronics Capital Partnership, L.P. and Commercial Electronics, L.L.C.

                  3.1 Certificate of Amendment and Restatement of the Certificate of Incorporation of Wiltek, Inc., as filed with the Secretary of the State of the State of Connecticut on April 8, 1987.

                  3.2 Certificate of Amendment of Certificate of Incorporation setting forth the terms of the "Senior Convertible Series A Preferred Stock," as filed with the Secretary of the State of the State of Connecticut on January 26, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WILTEK, INC.



Date: February 11, 1999           By: /s/ David Teitelman
                                     -------------------------------
                                     Name: David Teitelman
                                     Title:   President

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                                 Exhibit Index
                                 -------------

Exhibit No.                Description
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    2.1                    Securities Purchase Agreement, dated as of January
                           28, 1999, by and among Wiltek, Inc., Commercial
                           Electronics Capital Partnership, L.P., and Commercial
                           Electronics, L.L.C.

    2.2 Stock Purchase Agreement, dated as of January 28, 1999, by and among Jay Fitzpatrick, Boris Frenkel, F. Spencer Pooley, Commercial Electronics Capital Partnership, L.P. and Commercial Electronics, L.L.C.

    3.1 Certificate of Amendment and Restatement of the Certificate of Incorporation of Wiltek, Inc., as filed with the Secretary of the State of the State of Connecticut on April 8, 1987.

    3.2 Certificate of Amendment of Certificate of Incorporation setting forth the terms of the "Senior Convertible Series A Preferred Stock," as filed with the Secretary of the State of the State of Connecticut on January 26, 1999.